SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2009

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.

On February 23, 2009, Station Casinos, Inc. (the “Company”) received an unsolicited non-binding preliminary indication of interest from Boyd Gaming Corporation (“Boyd”). The letter from Boyd does not contain a detailed proposal with respect to a transaction, but indicates that Boyd is interested in pursuing an acquisition of 100% of the Company’s “OpCo Assets”, which they define as assets other than assets securing the Company’s CMBS financing and the Company’s $250 million land loan, and that Boyd would consider an acquisition of the assets securing the Company’s CMBS financing. The Company intends to continue to work with its lenders and bondholders to pursue the previously proposed plan of reorganization, but will evaluate the terms of the Boyd proposal.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibits are being filed herewith:

99.1                           Letter from Boyd Gaming Corporation dated February 23, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: February 23, 2009	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Letter from Boyd Gaming Corporation, dated February 23, 2009